Exhibit 10.57

AMENDMENT NO. 5
TO THE NORTH AMERICAN COAL CORPORATION
SUPPLEMENTAL RETIREMENT BENEFIT PLAN
(As Amended and Restated as of January 1, 2008)

The North American Coal Corporation hereby adopts this Amendment No. 5 to The North American Coal Corporation Supplemental Retirement Benefit Plan (As Amended and Restated as of January 1, 2008) (the "Plan"), to be effective immediately following the close of business on December 29, 2015. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

Section 3.5 is hereby amended by adding the following new Subsection (5) to the end thereof, to read as follows:

“(4) Notwithstanding the foregoing, or any other provision of the Plan to the contrary, The North American Coal Corporation shall be solely responsible for the payment of the Supplemental Retirement Benefits payable to the Participants who were employed by, or allocated to, The Falkirk Mining Company on December 29, 2015 (or, if earlier on the date of their Termination of Employment with the Controlled Group).”

Section 2

Exhibit A to the Plan is hereby amended in its entirety to read as shown in the attachment to this Amendment. [Exhibit Intentionally Omitted]

EXECUTED this 9th day of December, 2015.

THE NORTH AMERICAN COAL CORPORATION

By: /s/ J.C. Butler, Jr.
Title: President & Chief Executive Officer

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